SECURITIES PURCHASE AGREEMENT

                  This SECURITIES PURCHASE AGREEMENT ("Agreement") is made as of the 1st day of June, 1999, by and among KIRLIN HOLDING CORP., a Delaware corporation ("Company"), and INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation ("Investor").

                  WHEREAS, the Company and the Investor desire to enter into a relationship concerning the Company's subsidiary, VentureHighway.com Inc. ("VentureHighway"), in accordance with the terms and conditions set forth in that certain agreement of even date herewith between the Company, the Investor and VentureHighway (the "VentureHighway Agreement") and in that certain stockholder agreement of even date herewith between the Company, the Investor and VentureHighway (the "Stockholder Agreement"); and

                  WHEREAS, in connection with the execution of the VentureHighway Agreement and the Stockholder Agreement, the Company wishes to sell to the Investor, and the Investor wishes to purchase from the Company, on the terms and in the manner set forth in this Agreement, shares of the common stock of the Company ("Common Stock").

                  IT IS AGREED:

          1.   Purchase and Sale of Common Stock and Warrants.

               1.1. Subject to the terms and conditions of this Agreement, the Investor hereby purchases from the Company, and the Company hereby sells to the Investor, 150,000 shares ("Investor Shares") at a purchase price of $5.00 per share, for an aggregate purchase price of $750,000.

               1.2. Concurrently with the execution of this Agreement, the Company is delivering to the Investor a certificate representing the Investor Shares and the Investor is delivering to the Company a certified or official bank check or a wire transfer in the amount of $750,000 in payment of the purchase price, the receipt and adequacy of both of which are hereby acknowledged by the parties.

          2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

               2.1. Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have, either singly or in the aggregate, a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

               2.2. Authorization; Binding Effect; Valid Issuance of Investor Shares. The Company has all requisite corporate power and authority to (i) execute and deliver this Agreement, (ii) to issue the Investor Shares, (iii) to carry out and perform its obligations under the terms of this Agreement and (iv) to own, lease and operate its properties and conduct its business as now being conducted. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity, and except that public policy may limit the Company's indemnification


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obligations under Section 4.2(b) hereof. When issued in accordance with the terms of this Agreement, the Investor Shares will be duly authorized, validly issued, fully paid and nonassessable.

               2.3. No Conflicts with Agreements, Etc. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the issuance of the Investor Shares, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, the Company's Certificate of Incorporation or By-laws or any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Company or any of its assets is subject, or result in the creation of any security interest, mortgage, pledge, lien, claim, charge or encumbrance (collectively "Liens") on any properties of the Company, except for such conflicts, breaches, violations, defaults or Liens which would not have a Material Adverse Effect. The issuance of the Investor Shares will not violate any pre-emptive rights of any person.

               2.4. Consents, Etc. No Approval from any governmental body, office or agency or any nongovernmental person (including, without limitation, any creditor of the Company) is required in connection with the execution or delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, including the issuance of the Investor Shares, or as a condition to the legality, validity or enforceability of this Agreement or the issuance of the Investor Shares.

               2.5. Accuracy of Periodic Filings. The Company has delivered to the Investor its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 containing its audited financial statements at December 31, 1998 and for the fiscal year then ended, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, containing unaudited financial statements as at and for the three-month period ended March 31, 1999 (collectively, the "Reports"). The Reports do not contain any untrue statement of a material fact, nor do the Reports omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the respective dates as of which information is given in the Reports, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, whether or not covered by insurance, and whether or not arising in the ordinary course of business and (ii) no events have occurred that would require the Company to file a Form 8-K.

               2.6. Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge currently threatened, against the Company which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

               2.7. Compliance with Laws, Other Instruments, Etc. The Company is not in violation or default in any material respect of any provision of its Certificate of Incorporation or bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except where such violation or default would not reasonably be expected to have a Material Adverse Effect.

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          3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

               3.1. Corporate Existence. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have, either singly or in the aggregate, a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Investor (an "Investor Material Adverse Effect").

               3.2. Authorization; Binding Effect. The Investor has all requisite corporate power and authority to (i) execute and deliver this Agreement and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Investor, enforceable in accordance with its terms, except, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity, and except that public policy may limit the Investor's indemnification obligations under Section 4.2(b) hereof.

               3.3. No Conflicts with Agreements, Etc. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, the Investor's Certificate of Incorporation or By-laws or any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Investor or any of its assets is subject, or result in the creation of any security interest, mortgage, pledge, lien, claim, charge or encumbrance (collectively "Liens") on any properties of the Investor, except for such conflicts, breaches, violations, defaults or Liens which would not have an Investor Material Adverse Effect.

               3.4. Consents, Etc. No Approval from any governmental body, office or agency or any nongovernmental person (including, without limitation, any creditor of the Investor) is required in connection with the execution or delivery of this Agreement by the Investor or the performance by the Investor of its obligations hereunder, or as a condition to the legality, validity or enforceability of this Agreement.

               3.5. Purchase for Own Account. The Investor Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Investor Shares. The Investor understands that the Investor Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended ("Act"), only in certain limited circumstances. The Investor is familiar with Securities and Exchange Commission Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act. The Investor understands that it cannot make any disposition of all or any portion of the Investor Shares unless there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably

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requested by the Company, he shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. The Investor understands that the certificates evidencing the Investor Shares shall bear the legends set forth below:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT DATED AS OF JUNE 1, 1999 BETWEEN THE COMPANY AND THE HOLDER (A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY) AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN ACCORDANCE THEREWITH.

               3.6. Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D, promulgated under the Act.

          4. Covenants of the Company. The Company covenants and agrees as follows:

               4.1. Use of Proceeds. Promptly following the execution of this Agreement, the Company shall contribute the proceeds received from the sale of the Investor Shares to the Company's subsidiary, VentureHighway, as contemplated by the VentureHighway Agreement.

               4.2. Registration Rights

                    (a) Unless not permissible under applicable law or policy of the Securities and Exchange Commission, the Company shall (i) cause to be filed with the Commission as soon as practicable after the date hereof, but in no event later than 60 days after the date hereof, a registration statement under the Act relating to the resale of the Investor Shares (the "Registration Statement"), (ii) use its best efforts to cause such Registration Statement to become effective at the earliest possible time, and (iii) in connection with the foregoing, file all pre-effective amendments to such registration statement as may be necessary in order to cause such Registration Statement to become effective. The Company shall bear all fees and expenses attendant to registering the resale of the Investor Shares, but the Investor shall pay any and all commissions in connection with the resale of the Investor Shares and the fees, if any, of any professional engaged by the Investor in connection therewith. Once the Registration Statement is declared effective, the Company shall use its best efforts to cause the

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

Registration Statement to remain effective continuously until such time as the Investor Shares are freely saleable under an exemption from the registration requirements of the Act.

                    (b) Registration Indemnification. The Company shall indemnify the Investor and its affiliates and their respective officers, directors and employees against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, arising from material misstatements and omissions in such Registration Statement, except those arising from material misstatements or omissions in the Investor Information (defined below). The Investor shall indemnify the Company and its affiliates and their respective officers, directors and employees against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from material misstatements or omissions in information regarding the Investor's ownership of Investor Shares and plan of distribution with respect thereto furnished by or on behalf of the Investor or its successors or assigns, in writing, for specific inclusion in such registration statement ("Investor Information").

          5. Nasdaq Additional Listing Application. The Company shall promptly file the appropriate additional listing application with the Nasdaq stock market with respect to the Investor Shares.

          6. Brokerage of Resale of Investor Shares. Any sale on the open market of the Investor Shares shall be made through Kirlin Securities, Inc., a wholly owned subsidiary of the Company ("KSI"). KSI shall charge the Investor standard commissions for all such sales. In connection with any such sales, KSI, in its capacity as a broker-dealer, shall have the same obligations to Investor as KSI would have to any of its general brokerage customers.

          7. Put Right. In the event the Investor elects to terminate the VentureHighway Agreement in accordance with Section 11.7 thereof, the Investor shall have the right to require the Company (or a designee of the Company as provided below) to purchase all the Investor Shares then owned by the Investor and its affiliates. In order to exercise this "put" right, the Investor shall furnish the Company with written notice of such intent within five business days of the termination of the VentureHighway Agreement. A closing shall then take place within five business days of receipt of such notice, at which time the Investor shall deliver to the Company all Investor Shares being purchased by the Company and the Company shall deliver to the Investor, by certified or official bank check or wire transfer, payment for such Investor Shares. The amount so payable by the Company to the Investor shall be equal to (i) $750,000 less (ii) amounts realized by Investor (and affiliates to whom it transferred shares) on all sales of Investor Shares prior thereto (with interest added to the amounts in clauses (i) and (ii) at an interest rate of 10% per annum). The Company may assign the obligation to make such payment to a designee; provided, however, that the Company guarantees in full the payment of such designee.

          8. Indemnification. The Company shall indemnify and hold harmless the Investor and its affiliates and their officers, directors and employees and their successors and assigns, from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by the Investor and its affiliates and their

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officers, directors and employees and their successors and assigns, arising from or in connection with the breach of any the Company's covenants, representations, warranties, agreements, obligations or undertakings hereunder. The Investor shall indemnify and hold harmless the Company and its affiliates and their officers, directors and employees and their successors and assigns, from and against any losses, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees, which may be sustained, suffered or incurred by the Company and its affiliates and their officer, directors and employees and their successors and assigns arising from or in connection with the breach of any the Investor's covenants, representations, warranties, agreements, obligations or undertakings hereunder.

          9.  Miscellaneous.

          9.1. Survival. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          9.2. Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The rights granted to the Investor under Section 4 and its obligations under Section 5 shall inure to benefit of any affiliates of Investor to whom it transfers Investor Shares.

          9.3. Governing Law; Venue. This Agreement shall be governed by and construed under the law of the State of New York, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. The Company and the Investor each (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the foregoing persons further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address set forth herein shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

          9.4. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature received via facsimile shall be deemed an original for all purposes.

          9.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, shall be sent by facsimile to the party to be notified and shall be deemed effectively given upon personal delivery to the party to be notified, or four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. Any notice to the Company or the Investor shall be sent to their respective facsimile numbers and addresses set forth on the signature pages hereof, or at such other facsimile number


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or address as a party may designate by ten (10) days' advance written notice to the other parties, with a copy for the Company to David Alan Miller, Esq., Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016-2097, fax no. (212) 818-8881, and with a copy for the Investor to Richard W. Cohen, Esq., Lowey Dannenberg Bemporad & Selinger, P.C., One North Lexington Avenue, White Plains, New York 10601, fax no. (914) 997-0035.

          9.7. Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          9.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its remaining terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       KIRLIN HOLDING CORP.



                                       By:_________________________________
                                       Name:
                                       Title:

                                            Address:  6901 Jericho Turnpike
                                                      Syosset, New York  11791
                                            Fax:      516/364-5199



                                       INDIVIDUAL INVESTOR GROUP, INC.



                                       By:__________________________________
                                       Name:
                                       Title:

                                            Address:  125 Broad Street
                                                      14th Floor
                                                      New York, New York  10004
                                            Fax:      (212) 742-0742

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